Exhibit 10.2

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW.  THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE PLEDGED, TRANSFERRED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE SECURITIES ACT OR UNLESS SOLD IN FULL COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT.

PROMISSORY NOTE

$95,000	April 19, 2011

FOR VALUE RECEIVED, the undersigned, SENTISEARCH, INC. (the “Payor”), having an address at 1217 South Flagler Drive, 3rd Floor, West Palm Beach, FL 33401 hereby promises to pay to the order of Frederick Adler (the “Payee”), with an address of 1520 S. Ocean Boulevard, Palm Beach, FL 33480 (or such other place as the holder of this Note shall specify by written notice to Payor), the principal sum of Ninety Five Thousand Dollars ($95,000), together with accrued interest thereon at the rate of six percent (6%) per annum, in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

This Promissory Note (“Note”) is issued by the Payor pursuant to an Exchange Agreement dated April 19, 2011 between the Payor and the Payee (the “Exchange Agreement”).

1. Payments; Interest.  Payment of the entire outstanding principal amount hereof shall be due and payable on April 19, 2014 (the “Maturity Date”), provided, however, that in the event that the Payor shall consummate an equity financing resulting in net proceeds of $4,000,000 or more to the Payor, this Note shall become due and payable immediately.  Interest will accrue beginning on the date of this Note and will continue to accrue on the unpaid Principal Amount hereof until the Note is paid in full as herein provided. The payment of interest on the Note shall be made quarterly on the unpaid principal amount hereof, beginning on June 30, 2011 and continuing until the Maturity Date. The Company will have no obligation to pay any unpaid Principal Amount or Interest before the Maturity Date. Notwithstanding the provisions of this Note, if the rate of interest payable hereunder is limited by law, the rate payable hereunder will be the lesser of: (a) the rate set forth in this Note; or (b) the maximum rate permitted by law.

2. Prepayment. The outstanding principal amount of this Note may be prepaid from time to time, in whole or in part, without the consent of the Payee and without premium or penalty.

3. Events of Default.  The following shall be deemed events of default hereunder:

(i) The dissolution of the Payor or any vote in favor thereof by the Board of Directors and shareholders of the Company; or

(ii) The Payor's insolvency, assignment for the benefit of creditors, application for or appointment of a receiver, filing of a voluntary or involuntary petition under any provision of the United States Bankruptcy Code or amendments thereto or any other United States federal or state statute affording relief to debtors; or there shall be commenced against the Payor any such proceeding or filed against the Payor any such application or petition which proceeding, application or petition is not dismissed or withdrawn within thirty (30) days of commencement or filing as the case may be; or

(iii) The failure by the Payor to make any payment of any amount of principal on, or accrued interest under, this Note, as and when the same shall become due and payable and such failure shall continue uncured for five (5) days; or

(iv) The admission in writing of the Payor's inability to pay its debts as they mature; or

(v) The sale by the Payor of all or substantially all of its assets, or the merger or consolidation by the Payor with or into another corporation, except for mergers or consolidations where the Payor is the surviving entity or where the surviving entity expressly accepts and assumes all of the obligations of the Payor under all of this Note.

4. Effect of Event of Default.  Upon the occurrence of any event of default described in Section 3, the Payee may, at any time after such occurrence, declare the entire unpaid balance of this Note to be forthwith due and payable, together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, notwithstanding anything contained herein to the contrary, provided, that upon the occurrence of an event of default described in Section 3(ii), the entire principal amount hereof and interest accrued hereon shall become immediately due and payable without the necessity for any declaration.

5. Miscellaneous.

5.1. No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver or as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

5.2. The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.

5.3. This Note shall not be modified or discharged (other than by payment) except by a writing duly executed by the Payor and the Payee.

5.4. The Payor hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property, if any, at any and all times which the Payee had or is existing as security for any amount called for hereunder.

5.5. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, or overnight mail, to the address of the intended recipient set forth above or at such other address as the intended recipient shall have hereafter given to the other party hereto pursuant to the provisions hereof.

5.6. If the holder of this Note shall institute any action to enforce the collection of any amount of principal of and/or interest on this Note, there shall be immediately due and payable from the Payor, in addition to the then unpaid sum of this Note, all reasonable costs and expenses incurred by the Payee in connection therewith, including, without limitation, reasonable attorneys’ fees and disbursements.

5.7. This Note and the obligations of the Payor and rights of any holder hereof shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

5.8. This Note shall be fully enforceable by the Payee, its successors or assigns.

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IN WITNESS WHEREOF, this Note has been duly executed and delivered by the undersigned as of the date first written above.

PAYOR:

SENTISEARCH, INC.

By:	/s/ Joseph K. Pagano
Joseph K. Pagano
Chief Executive Officer